EXHIBIT 23-1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of Post-Effective Amendment No. 2 to the Registration
Statement on Form S-3 (No. 333-23659) of our report dated February 17, 1999 appearing on page 33 of Pennsylvania Enterprises, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 22, 1999